                                                                     EXHIBIT 4.5

FORM OF
WADDELL & REED OPTIONHOLDERS
ELECTION FORM


Optionee Name:
              ---------------------------



          GRANT DATE    NO. OF SHARES    EXERCISE PRICE


          [Employee's Actual Torchmark Options to be Inserted]



          With respect to the amendment and adjustment of my outstanding Torchmark Corporation stock options listed above for the spin-off of Waddell & Reed Financial, Inc., I hereby elect:

[_] To receive WDR Conversion Options only, calculated pursuant to the adjustment procedures adopted by the Compensation Committee of the Board of Directors of Waddell & Reed Financial, Inc. on September 29, 1998.

[_] To receive WDR Conversion Options and Adjusted TMK Options, calculated pursuant to the adjustment procedures adopted by the Compensation Committee of the Board of Directors of Waddell & Reed Financial, Inc. on September 29, 1998.

[_] To retain my existing Torchmark Options with the understanding that they will be adjusted for exercise price and number of shares but that they will expire, in accordance with their terms, three months from the date of the completion of the spin-off.



Date:
     ---------------------------------   ---------------------------------------
                                         Optionee

FORM OF
TORCHMARK OPTIONHOLDERS
ELECTION FORM


Optionee Name:
              ------------------------------


                 Outstanding Stock Options Subject to Election
                 ---------------------------------------------

               GRANT DATE       NO. OF SHARES       EXERCISE PRICE


             [Employee's Actual Torchmark Options to be Inserted]



          With respect to the amendment and adjustment of my outstanding Torchmark Corporation stock options listed above for the spin-off of Waddell & Reed Financial, Inc., I hereby elect to receive:

[_] Adjusted TMK Options only, calculated pursuant to the adjustment procedures adopted by the Compensation Committee of the Board of Directors of Torchmark Corportion on ____________, 1998.

[_] Adjusted TMK Options and WDR Conversion Options, calculated pursuant to the adjustment procedures adopted by the Compensation Committee of the Board of Directors of Torchmark Corporation on _____________, 1998.



Date:
     ---------------------------------  ------------------------------------

FORM OF
TORCHMARK AND
WADDELL & REED DIRECTORS
ELECTION FORM


Optionee Name:
              ------------------------------


                 Outstanding Stock Options Subject to Election
                 ---------------------------------------------

                    GRANT DATE  NO. OF SHARES  EXERCISE PRICE


              [Employee's Actual Torchmark Options to be Inserted]



          With respect to the amendment and adjustment of my outstanding Torchmark Corporation stock options listed above for the spin-off of Waddell & Reed Financial, Inc., I hereby elect to receive:

[_] Adjusted TMK Options only, calculated pursuant to the adjustment procedures adopted by the Compensation Committee of the Board of Directors of Torchmark Corporation on ___________, 1998.

[_] WDR Conversion Options only, calculated pursuant to the adjustment procedures adopted by the Compensation Committee of the Board of Directors of Torchmark Corporation on ____________, 1998.

[_] Adjusted TMK and WDR Conversion Options, calculated pursuant to the adjustment procedures adopted by the Compensation Committee of the Board of Directors of Torchmark Corporation on ___________, 1998.



Date:
     ---------------------------------  ------------------------------------

FORM OF MAILING TO WADDELL & REED FINANCIAL, INC. EMPLOYEES


Date:  October ____, 1998

To:    Waddell & Reed Employees who are Holders of Torchmark Stock Options

From:  Keith A. Tucker

Re:    Conversion of Torchmark Stock Options


As you know, upon receipt of a tax ruling from the Internal Revenue Service, Torchmark Corporation ("Torchmark") will shortly be distributing the remaining shares of Waddell & Reed Financial, Inc. ("WDR") it holds to its common shareholders in a tax-free spin-off. Pursuant to the terms of the plans under which Torchmark stock options have been granted to you, the Torchmark Compensation Committee and WDR Compensation Committee have approved procedures to adjust outstanding stock options for the spin-off. This adjustment process is designed to maintain the equity you have in and maintain the market value of, your Torchmark stock options while allowing you to convert some or all of these Torchmark options into options of WDR.

Attached is an illustration of how the adjustment process works in the case of your unexercised options. This is only an example and is based on assumed prices for Torchmark and WDR stock. Actual adjusted numbers of shares and adjusted option prices cannot be determined until the measurement period prior to the spin-off distribution date.

You should complete the attached election form indicating whether you wish to receive only WDR Conversion options, a combination of WDR Conversion options and Adjusted TMK options, or retain your existing TMK options and return it on or before October ___, 1998 to Daniel C. Schulte at Waddell & Reed Financial, Inc., 6300 Lamar, Overland Park, Kansas 66202 (facsimile number -- 913-236-1930).

If you have any questions regarding the adjustment process, feel free to contact Daniel C. Schulte at 913-236-2012 or Spencer Stone at 205-325-4249.

FORM OF MAILING TO TORCHMARK CORPORATION EMPLOYEES

DATE:


          MEMORANDUM TO:  HOLDERS OF TORCHMARK STOCK OPTIONS


          As you know, upon receipt of a tax ruling from the IRS, Torchmark will shortly be distributing the remaining shares of Waddell & Reed Financial ("WDR") it holds to its common shareholders in a tax-free spin-off. Pursuant to the terms of the plans under which Torchmark stock options have been granted to you, the Torchmark Compensation Committee has approved procedures to adjust outstanding stock options for the spin-off. This adjustment process is designed to: (1) maintain the equity you have in Torchmark stock options, and (2) maintain the market value of your Torchmark stock options.

          Attached is an ILLUSTRATION of how the adjustment process works in the case of your unexercised options. THIS IS ONLY AN EXAMPLE AND IS BASED ON ASSUMED PRICES FOR TORCHMARK AND WDR STOCK. ACTUAL ADJUSTED NUMBERS OF SHARES AND ADJUSTED OPTION PRICES CANNOT BE DETERMINED UNTIL THE MEASUREMENT PERIOD PRIOR TO THE SPIN-OFF DISTRIBUTION DATE.

          You should complete the attached election indicating whether you wish to receive only Adjusted TMK options or a combination of Adjusted TMK options and WDR Conversion options and return it to Carol McCoy at Torchmark on or before October __, 1998. We will make every effort to obtain your election but if we do not receive it by the deadline, your options will automatically be converted into Adjusted TMK Options only.

          If you have any questions regarding the adjustment process, feel free to contact Spencer Stone at 205-325-4249, Danny Almond at 972-569-3713, or Carol McCoy at 205-325-4243.

FORM OF MAILING TO OUTSIDE DIRECTORS OF TORCHMARK CORPORATION AND WADDELL & REED FINANCIAL, INC.

DATE:


          MEMORANDUM TO:  HOLDERS OF TORCHMARK STOCK OPTIONS


          As you know, upon receipt of a tax ruling from the IRS, Torchmark will shortly be distributing the remaining shares of Waddell & Reed Financial ("WDR") it holds to its common shareholders in a tax-free spin-off. Pursuant to the terms of the plans under which Torchmark stock options have been granted to you, the Torchmark Compensation Committee has approved procedures to adjust outstanding stock options for the spin-off. This adjustment process is designed to: (1) maintain the equity you have in Torchmark stock options, and (2) maintain the market value of your Torchmark stock options.

          Attached is an ILLUSTRATION of how the adjustment process works in the case of your unexercised options. THIS IS ONLY AN EXAMPLE AND IS BASED ON ASSUMED PRICES FOR TORCHMARK AND WDR STOCK. ACTUAL ADJUSTED NUMBERS OF SHARES AND ADJUSTED OPTION PRICES CANNOT BE DETERMINED UNTIL THE MEASUREMENT PERIOD PRIOR TO THE SPIN-OFF DISTRIBUTION DATE.

          You should complete the attached election indicating whether you wish to receive only WDR Conversion options, a combination of Adjusted TMK options and WDR Conversion options, or retain your existing TMK options and return it to Carol McCoy at Torchmark on or before October __, 1998.

          If you have any questions regarding the adjustment process, feel free to contact Spencer Stone at 205-325-4249, Danny Almond at 972-569-3713, or Carol McCoy at 205-325-4243.

FORM OF EXAMPLE

Optionee:      Waddell & Reed Employee (Waddell & Reed example)

Assumptions:   Pre-spin TMK price:   $37.5000
               Post-spin TMK price:  $32.0000
               Post-spin WDR price:  $18.2500
               Spin ratio:             30.16%

          Existing options:                  Converted Waddell & Reed
---------------------------------------   ------------------------------
         Number                           Number     New
Grant      of     Exercise  Intrinsic       of     exercise   Intrinsic
Date     Options   Price      Value       options   price       value
-------------------------- ------------   -----------------  -----------

12/20/95   6,000  $21.6875  $ 94,875.00    12,329  $10.5548  $ 94,874.12
12/16/96   6,000   24.8750    75,750.00    12,329   12.1060    75,749.38
09/25/97  32,000   39.1250   (52,000.00)   65,754   19.0409   (52,004.84)

          ------            -----------    ------            -----------
          44,000            $118,625.00    90,412            $118,618.66
          ======            ===========    ======            ===========


                                     Combination
          Adjusted Torchmark:                   Converted Waddell & Reed         Combined
-----------------------------------------   ---------------------------------   -----------
           New
         number      New                    Number
Grant      of      exercise   Intrinsic       of       Exercise    Intrinsic     Intrinsic
Date     options    price       value       options     price        value         value
---------------------------- ------------   --------------------  -----------   -----------
12/20/95   6,000   $18.50895  $ 80,946.30     1,810    $10.5546   $ 13,928.67   $ 94,874.97
12/16/96   6,000    21.22847    64,629.18     1,810     12.1059     11,120.82     75,750.00
09/25/97  32,000    33.38667   (44,373.44)    9,651     19.0409     (7,632.98)   (52,006.42)

          ------              -----------    ------                ----------   -----------
          44,000              $101,202.04    13,271                $17,416.51   $118,618.55
          ======              ===========    ======                ==========   ===========

      Adjusted Existing Torchmark
-----------------------------------------
         Number                              This is an example based upon
Grant      of      Exercise   Intrinsic      certain assumptions.  Actual
Date     Options    Price       Value        adjustments to your options may
---------------------------- ------------    differ from the example because of
                                             differences between the assumptions
12/20/95   7,032   $18.50811  $ 94,874.97    and measurement period prices.
12/16/96   7,032    21.22782    75,749.97
09/25/97  37,500    33.38667   (52,000.13)

          ------              -----------
          51,564              $118,624.81
          ======              ===========